Exhibit 10.1

September 15, 2014

Mr. Dennis Thatcher

Mission Broadcasting, Inc.

30400 Detroit Road

Suite 304

Westlake, OH 44145-1855

Re:  Agreement for the Sale of Commercial Time for KODE-TV

Dear Dennis:

Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) are parties to an Agreement for Sale of Commercial Time for broadcast station KODE-TV, Joplin, Missouri dated as of October 1, 2004 (as amended) (the “Agreement”), the initial term of which expires as of September 30, 2014.  Pursuant to Section 1 of the Agreement, the term of the Agreement shall be extended for an additional ten (10) year term, unless either party provides at least six months notice of its intent to terminate the Agreement.

This letter is to confirm that neither Nexstar nor Mission has provided the requisite notice of termination for the Agreement; and it is the parties’ intent that the Agreement continue in effect pursuant to the terms thereof (as amended from time to time).  Please confirm Mission’s agreement by signing this letter and returning it to my attention.

Thank you.

Sincerely,
/s/ Elizabeth Ryder
Elizabeth Ryder
Senior Vice President & General Counsel

Acknowledged and Agreed:

Mission Broadcasting, Inc.

By:	/s/ Dennis Thatcher
Dennis Thatcher
President